Exhibit 99.1

Press Release

For Immediate Distribution

OVERLAND STORAGE ANNOUNCES

$9 MILLION RECEIVABLE FINANCING AGREEMENT

SAN DIEGO – November 26, 2008 – Overland Storage, Inc. (Nasdaq: OVRL) today announced that it had closed an accounts receivable financing transaction with Marquette Commercial Finance. Under the terms of the agreement, Marquette may finance up to $9 million of the company’s domestic accounts receivable to provide the company with accelerated liquidity. The term of the agreement is two years with annual renewals thereafter.

“This financing agreement with Marquette will allow us to continue our recovery and execute our strategy,” stated Vern LoForti, president and chief executive officer of Overland Storage. “I remain encouraged by the strength and commitment of the Overland team, and by the support of our channel partners who continue to stand by us. We are focused on harvesting our recent investment in the Snap Server business and in delivering new solutions that can leverage the variety of platforms represented by the Overland family of data protection appliances.

“We are grateful to the team at FTI Capital Advisors, LLC who assisted us in our search and, in spite of a very challenging financing environment, worked tirelessly to provide us with a number of options, including Marquette. Likewise, we are excited to be working with the team at Marquette, who has been extremely responsive and professional, and has the backing of a very successful and well capitalized parent company,” concluded LoForti.

About Overland Storage

Overland Storage provides affordable end-to-end data protection solutions that are engineered to store smarter, protect faster and extend anywhere — across networked storage, media types, and multi-site environments. Overland Storage products include award-winning NEO SERIES® and ARCvault® tape libraries, REO SERIES® disk-based backup and recovery appliances with VTL capabilities, Snap Server® NAS appliances, and ULTAMUS® RAID high-performance, high-density storage. Overland sells its products through leading OEMs, commercial distributors, storage integrators and value-added resellers. For more information, visit Overland’s web site at www.overlandstorage.com

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Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and the company’s actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include: failure to obtain sufficient funding for us to execute our business strategy; Marquette’s inability or unwillingness to perform its obligations or otherwise provide funding under the accounts receivable financing agreement; unexpected delays or costs related to the acquisition and integration of the Snap business; possible delays in new product introductions and shipments; failure to achieve desired benefits from cost-cutting measures; market acceptance of the company’s new product offerings; the ability to maintain strong relationships with branded channel partners; the timing and market acceptance of new product introductions by competitors; worldwide information technology spending levels; unexpected shortages of critical components; our inability to penetrate the video surveillance market successfully; rescheduling or cancellation of customer orders; loss of a major customer; general competition and price pressures in the marketplace; the company’s ability to control costs and expenses; and general economic conditions. Reference is also made to other factors detailed from time to time in the company’s periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Overland, Overland Storage, REO Series, REO, NEO Series, NEO, ARCvault, ULTAMUS, Snap Server, GuardianOS and Snap Enterprise Data Replicator are trademarks of Overland Storage, Inc.

CONTACT INFORMATION:

Vernon A. LoForti, President and CEO

Email: vloforti@overlandstorage.com

858-571-5555

Kurt L. Kalbfleisch, VP Finance and CFO

Email: kkalbfleisch@overlandstorage.com

858-571-5555